MERCHANT SERVICES AGREEMENT

THIS MERCHANT SERVICES AGREEMENT (the "Agreement") dated **June 20, 2008** is by and between **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service, Federal ID # 83-0397169, a Texas** Corporation having an address at **9103 Emmott Rd. Bldg 6-A Houston, TX 77040** (the "Merchant") and **AQUENT LLC** (the "Lender") having an address at 711 Boylston St Boston, MA 02116-2616

A. Merchant is a commercial entity that desires to obtain the benefits of the Program subject to the terms and conditions set forth herein

B. Lender has agreed to provide to Merchant accounts receivable financing and other financing accommodations in connection with the Program subject to the terms and conditions set forth herein

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 **"Account"** means any one of Merchant's Customer's credit accounts with Merchant, any part of which is assigned by Merchant to Lender in conjunction with the Program

1.2 **"Account Statement"** means the statement of Account activity billed to Merchant's Customer by Lender on a monthly basis.

1.3 **"Credit Agreement"** means any written installment or other written form of credit agreement between Merchant and a Customer

1.4 **"Credit Memo"** means the form reflecting a credit, other than a credit arising from a payment, to a Customer's Account.

1.5 **"Customer"** means a debtor obligated to Merchant on Receivables that arise from goods which Merchant sold or services Merchant has rendered to a customer, client or patient

1.6 **"Discount Fee"** means the fixed percentage charge (based on the Receivables purchased by Lender hereunder) that Merchant agrees to pay AQUENT, LLC. for the services being rendered by AQUENT, LLC. pursuant to this Agreement. Subject to the limitations set forth in Section 6.2 of this Agreement, AQUENT, LLC. may in its sole discretion amend the Discount Fee for future purchases of Receivables from time to time upon written notice to Merchant and Lender based upon considerations of transaction volume, delinquency, current economic conditions, and other factors described herein. Initially, and except as otherwise provided, the Discount Fee will be equal to **(1.75%)** of each invoice for the first 30 days after funding

1.7 **"Face Amount"** means the cash price for the goods Merchant sold and/or services Merchant rendered to a Customer, less any down payment paid by a Customer, plus any taxes imposed on such sales transaction

1.8 **"Initial Purchase"** means the first purchase of Receivables by Lender from Merchant pursuant to the terms of this Agreement

1.9 **"Invoice"** means the form reflecting the sale of goods or services to a Customer

1.10 **"Line of Credit"** means any funded or unfunded Line of Credit established by Lender and/or promissory note(s) made by Merchant to Lender pursuant to this Agreement to evidence and secure Merchant's obligation to repurchase Receivables as set forth in Section 6 of this Agreement.

1.11 **"Net Amount"** of a Receivable means the gross amount of a Receivable, less the Discount Fee and other discounts, returns, credits or allowances of any nature at any time issued, owing, granted or outstanding

1.12 **"Obligations"** means all of Merchant's obligations to Lender, whether pursuant to this Agreement, or under any Line of Credit agreement, note, contract, guaranty, accommodation or otherwise, however and whenever created, arising or evidenced, whether direct or indirect, liquidated or contingent, now existing or arising hereafter

1.13 **"Operating Account"** means the depository account maintained by Merchant with Lender for funding of the Receivables purchased by Lender from Merchant.

1.14 "Receivables" means all accounts, instruments, contract rights, chattel paper, documents and general intangibles that are acceptable to Lender, and arise from Merchant's sale of goods or services, and the proceeds thereof, and all security and guaranties therefore, whether now existing or arising hereafter

1.15 "Related Agreements" means any other agreement(s) Lender has with Merchant which relate to the Program, including, without limitation, as applicable, the Line of Credit and the promissory note, the security agreement and the guaranty agreement relating thereto, each dated the date hereof

1.16 "Reserve Amount" means the amount withheld by Lender pursuant to Section 3 as a reserve against delinquent accounts

SECTION 2. TERM OF AGREEMENT AND TERMINATION

2.1 Effective Date. This Agreement will become effective when it is executed and will continue in full force thereafter until it is terminated in accordance with the terms hereof

2.2 Termination. This Agreement shall be in effect until the earlier of (a) one year from the date hereof, or (b) the expiration or termination of the Line of Credit In the event this Agreement is still in effect upon expiration of such initial one year period, this Agreement shall be renewed automatically without any further action by any party until the earlier of (i) the expiration or termination of the Line of Credit, or (ii) termination of this Agreement by Lender or Merchant upon the giving of not less than ninety (90) days prior written notice to the other parties of such termination

2.3 Termination In the Event of Default in Obligations. In addition to the termination rights under Section 8.2 hereof, Lender may terminate this Agreement immediately upon written notice to Merchant in the event of an occurrence of a Default (as hereinafter defined) or Merchant is in default of any other Obligation In the event of such termination, all further services, obligations or agreements to be performed by Lender pursuant to this Agreement, or under any Related Agreements, will immediately terminate

2.4 Winding Up. Upon expiration or termination of this Agreement for any reason, any and all outstanding charges shall be immediately due and payable, and all Receivables then held by Lender, at Lender's sole option, may be reassigned to Merchant in accordance with Section 6, or held by Lender until all amounts due to Lender pursuant to those Receivables have been fully paid

SECTION 3. PURCHASE AND SALE OF RECEIVABLES; RESERVE AMOUNT

3.1 Assignment and Sale. Lender agrees to purchase, and Merchant agrees to assign and sell, and hereby assigns and sells, to Lender as absolute owner, with full recourse, Merchant's entire interest in such of Merchant's presently outstanding Receivables as Lender determines acceptable, as well as all of Merchant's future Receivables which are in Lender's sole discretion acceptable to Lender and that are reflected by the Invoices Merchant delivers to Lender The assignment of Receivables to Lender shall automatically become effective on the date the Receivables are funded by Lender by wire transfer to Merchant's Operating Account in accordance with the wire transfer instructions attached hereto as Exhibit A In determining whether Receivables are acceptable, Lender shall have the right to set credit limits for any Customer

3.2 Purchase Price. The purchase price of the Receivables will be the Net Amount thereof, which shall be payable by payment via wire transfer to Merchant's Operating Account on or before the next banking day after delivery to Lender of acceptable Invoices

3.3 Reserve Amount. Lender may retain a portion of the Net Amount payable to Merchant under Section 3.2 hereof, the amount of which Lender, in conjunction with AQUENT, LLC, may adjust from time to time in Lender's reasonable discretion, as a reserve to provide for the delinquency of the Receivables purchased by Lender Lender and AQUENT, LLC shall jointly maintain accurate records of the Reserve Amount maintained with respect to the Merchant The initial reserve percentage will be **(15 %)** percent of the Face Amount of the acceptable invoices submitted to Lender

SECTION 4. BILLING AND OTHER SERVICES TO BE PERFORMED BY LENDER

4.1 Training. LENDER will provide Merchant with such training, manuals and forms and related support services as may be reasonably required for Merchant's participation in the Program

4.2 INTENTIONALLY LEFT BLANK.

4.3 Billing of Receivables, Finance Charge. With respect to Receivables purchased by Lender, AQUENT, LLC will send a monthly Account Statement to each of Merchant's Customers with an outstanding balance on their Account, itemizing the Customer's Account activity for the preceding billing period, in accordance with the credit terms applicable to that Customer's Account. Except as otherwise agreed or provided herein, interest (hereinafter referred to as a "Customer Finance Charge") will accrue on and be billed by AQUENT, LLC to Customer Accounts with respect to each Invoice after the date that invoice has purchased at the Customer Finance rate (APR) equal to **(1.75%)** for each 30 day period on each invoice that is outstanding beyond the first 30 day period and prorated on a daily, 365 day per year basis. In the event Lender agrees to purchase a Receivable from Merchant which for any reason cannot be billed, or Merchant does not want billed, to Merchant's Customer at the Customer Finance Charge rate provided for herein, Merchant agrees to pay the difference between the amount of the Customer Finance Charge, if any, billed to Merchant's Customer, and the amount of the Customer Finance Charge that AQUENT, LLC otherwise would have been entitled to receive pursuant to this Section 4.3. In addition, Merchant agrees that AQUENT, LLC., on behalf of Lender, may reassign and charge back to Merchant all or any portion of the Customer Finance Charge billed to Merchant's Customer which is not paid in accordance with the payment terms applicable to that Customer; provided, however, this agreement to pay all or any portion of a Customer Finance Charge is expressly made subject to the limitations set forth in Section 6.2 of this Agreement, and Merchant does not agree to pay, and neither Lender nor AQUENT, LLC. intends to contract for, reserve, charge or collect, any rate of interest which is higher than the maximum rate of interest which Lender could charge under applicable law for an extension of credit to Merchant.

4.4 Application of Payments.

(a) **Customer's Accounts.** Payments received by Lender from Merchant's Customers will be applied by Lender to Merchant's Customer's Account, and payment will be deemed to have been made when it is received by Lender and becomes immediately available for use by Lender. All variations, modifications or extensions of indebtedness on Receivables purchased by Lender will be made solely by Lender. Merchant is expressly prohibited from collecting any of the Receivables assigned by Merchant to Lender in connection with the Program directly from a Customer, but, in the event Merchant does receive or collect any such Receivables ("Misdirected Payment(s)"), Merchant agrees to immediately remit the same to LENDER properly endorsed, no later than the next banking day. In no event shall Merchant deposit, cash or other utilize any Misdirected Payment. Merchant acknowledges and agrees that any violation of the foregoing requirements by Merchant shall be deemed an illegal conversion of Lender's funds, which Lender may report to the appropriate authorities for possible prosecution. Merchant agrees to pay to LENDER a fee ("Misdirected Fee") of the greater of $100 or 15% of the face amount of the Misdirected Payment for each Misdirected Payment which is received by Lender after three business days of Merchant's receipt of same from the Customer. In no event shall Lender's receipt or acceptance of any Misdirected Fee constitute, or deemed to be, a waiver of Merchant's default of its obligation to promptly remit same to Lender and such default shall, in all cases, be deemed to be a Default hereunder. In addition, Merchant agrees to pay to Lender any finance charges incurred by a Customer because of delay on Merchant's part in delivering any payments or Credit Memos to Lender.

4.5 Power of Attorney; Filing of Notice of Tax Lien. Merchant hereby appoints Lender as its attorney-in-fact to (a) receive, open and dispose of (i) all mail addressed to Lender and/or Merchant pertaining to Merchant's Receivables and (ii) upon the occurrence of a Default, all mail addressed to Merchant; (b) endorse Merchant's name upon any notes, acceptances, checks, drafts, money orders and other evidences of payment of Receivables that may come into Lender's possession, and (c) to deposit or otherwise collect the same, and to do any and all other acts and things on behalf of Merchant necessary to carry out the terms of this Agreement and/or the management and operation of the Program. This power, being coupled with an interest, is irrevocable while any Receivable assigned to Lender hereunder remains unpaid. Merchant hereby authorizes Lender to file IRS Form 8821 and any equivalent or similar filings under applicable state laws. Merchant agrees that it shall not authorize any other party to make such filings.

4.6 Payment of Discount Fee. The Discount Fee shall be deducted from the purchase price for the Receivables purchased by Lender in accordance with Section 3.2 hereof.

SECTION 5. PROCEDURES AND FORMS

5.1 Documentation. Merchant agrees to provide Lender in a timely basis with a copy of Merchant's Customer's Credit Agreement (if a Customer Finance Charge is to be billed to Merchant's Customer) in accordance with the terms set forth in Section 4.3 above, Invoices and Credit Memos (if applicable) related to all sales creating Customer Receivables, together with such other documents and proof of delivery of goods or rendition of services as Lender may reasonably require. At the request of Lender, Merchant also agrees to notify Merchant's Customer that Merchant's

Initials ____

Customer's Account has been assigned by Merchant to Lender and to direct Merchant's Customer to make payment directly to Lender. In the event Lender agrees to purchase a Customer's Receivable prior to receiving satisfactory evidence of a signed Credit Agreement with that Customer, the Customer Finance Charge on that Customer's Account may be billed to Merchant's Customer at the maximum applicable statutory nonusurious rate. In such event, and unless otherwise waived by Lender in writing, Merchant agrees, subject to the limitations of Section 6.2, to pay Lender (for application to the Customer's Account) interest on the unpaid balance of that Customer's Account in accordance with Section 4.3 until Merchant has furnished Lender with satisfactory evidence of a signed Credit Agreement with that Customer. Lender shall have the right, in its sole and absolute discretion, prior to its purchase of any Receivable, to require Merchant to obtain from its Customer a newly executed Credit Agreement in form and substance satisfactory to Lender. Without limiting the foregoing, each newly executed Credit Agreement shall include the address for payment, late charge rates, terms for due dates and other terms determined by Lender.

5.2 Responsibility for Documentation. Merchant agrees that Merchant will be solely responsible for the adequacy, completeness and accuracy of the data that Merchant supplies to Lender with respect to monthly statements and their preparation in accordance with the format prescribed by Lender. Merchant agrees to indemnify and hold Lender and all of its affiliates (or anyone else providing data processing services on their behalf) harmless for any claim or liability sustained by virtue of acting in reliance on the data that Merchant supplies to Lender.

Merchant understands and agrees that it is Merchant's sole responsibility to obtain and maintain an executed written Credit Agreement in form and substance satisfactory to Lender with each of Merchant's credit Customers, unless otherwise agreed by Lender in writing.

Merchant also acknowledges that Merchant understands that the form of Credit Agreement Merchant shall utilize should be reviewed by Merchant's legal counsel to confirm that Merchant is complying with all laws applicable thereto.

Merchant agrees to indemnify and hold Lender and all of its respective affiliates harmless from any claim or liability Lender may sustain by virtue of acting in reliance on Merchant's obligation to obtain or maintain written Credit Agreements with its Customers, or to provide any disclosures required under applicable state or federal law.

SECTION 6. REASSIGNMENT OF RECEIVABLES; SECURITY INTEREST

6.1 Reassignment of Receivables. Lender may reassign and charge back to Merchant all or any portion of Merchant's outstanding Receivables purchased by Lender pursuant to this Agreement:

(a) if payment thereon is not received by Lender, by the earlier of (i) ninety (90) days after the date payment on the Account has become due as reflected by the Account Statement sent to the Customer obligated to pay such Receivables, or (ii) one hundred-twenty (120) days after the date of the Invoice reflecting such Receivables; or

(b) ninety (90) days after any portion of that Customer's Receivables become delinquent or in default, as determined by the terms of the Credit Agreement between Merchant and that Customer; or

(c) if any dispute arises with the Customer regarding the Receivables, including without limitation, any alleged deduction, defense, offset or counterclaim; or

(d) upon the occurrence of a Default or if Merchant is in default of any other Obligation; or

(e) if this Agreement or the Line of Credit is expired or terminated for any reason.

6.2 Effect of Reassignment. To reassign Receivables, Lender may charge first against the Reserve Amount an amount equal to the unpaid balance of the reassigned Receivables, including accrued and unpaid Customer Finance Charges and any other amounts due and owing to Lender or AQUENT, LLC (including Discount Fees) on the date of reassignment. The reassignment shall be effective automatically upon the chargeback to Merchant. In the event the Reserve Amount is insufficient to satisfy the balance of the reassigned Receivable and any unpaid Customer Finance Charges or any other amounts due and owing to Lender or AQUENT, LLC (including Discount Fees), Merchant agrees that Lender may immediately fund and make advances pursuant to Merchant's Line of Credit with Lender as necessary to pay the deficiency amount due to Lender and/or AQUENT, LLC. Notwithstanding any provision to the contrary, Merchant does not agree to pay, and Lender does not intend to contract for, reserve, charge or collect, any rate of interest which is higher than the maximum rate of interest Lender could charge under applicable law for the extension of credit that is agreed to in this Agreement. If any notice of interest accrual is sent and is in error, Merchant and Lender mutually

agree to correct it, and if Lender actually collects more interest than allowed by law and this Agreement, it shall refund the excess portion. Any interest in excess of that maximum amount shall be applied first to payment of accrued interest on the principal amount of Merchant's Obligations relating to this Agreement and the Line of Credit, second to the payment of the principal amount of such Obligations, third to the payment of any fees or other amounts due to Lender or AQUENI, LLC hereunder or under the Line of Credit, and thereafter, any amounts remaining shall be refunded to Merchant's Operating Account.

6.3 Security Interest. Merchant hereby grants to Lender a security interest in Merchant's present and future Receivables and all returned, repossessed and reclaimed goods, and related books and records, to secure all of Merchant's Obligations, and agrees to execute and deliver appropriate UCC-1 financing statements and other related instruments as Lender may require. Merchant hereby further authorizes Lender (and appoints any person whom Lender may designate as Merchant's attorney with power) to sign Merchant's name on any such instrument or financing statement. This power, being coupled with an interest, is irrevocable while any Receivable remains unpaid. Merchant further sells and assigns to Lender all of Merchant's rights as an unpaid vendor or lienor, all of Merchant's related rights of stoppage in transit, replevin and reclamation and rights against third parties, and Merchant agrees to cooperate with Lender or its agent in exercising these rights. In addition, Merchant hereby pledges and grants to Lender a security interest in the Reserve Amount established pursuant to Section 3.3 of this Agreement.

SECTION 7. REPRESENTATION, WARRANTIES AND COVENANTS.

7.1 Merchant's Covenants. Merchant covenants:

(a) that Merchant will supply or allow Lender to review financial information and necessary documents on Merchant or on any Customer upon our request.

(b) that Merchant will not enter into any other contract, arrangement or agreement (whether written or oral) which provides similar services to the services provided hereunder or under any other agreement between Lender and Merchant.

(c) that Merchant shall provide to Lender, as soon as practicable, but in no event later than 10 days after the end of each month, an accounts payable listing and aging report for Merchant, as reflected on its books as of the end of the preceding month and in form and substance satisfactory to Lender.

(d) that Merchant shall provide to LENDER and Lender, as soon as practicable, but in no event later than 20 days after the end of each month, an internally prepared balance sheet of Merchant as at such date and the related statements of income for the period from the beginning of the current fiscal year of Merchant to the end of such month, certified by an office of Merchant as fairly presenting the financial condition and results of operations of Merchant as of and for the period then ending and being accurate in all material respects and having been prepared in accordance with GAAP (other than for normal year-end adjustments and footnotes).

(e) that Merchant shall provide to Lender, (i) as soon as practicable, but in no event later than ten (10) days of the filing of the same with the Internal Revenue Service or any other applicable state or local taxing authority, a true and complete copy of Merchant's signed tax return(s) relating to income, sales, payroll or any other tax, with supporting schedules and evidence of payment of any and all taxes due from Merchant, or (ii) in no event later than the due date for filing of such tax returns, evidence of the filing of an extension request with such taxing authorities.

(f) that Merchant shall maintain all of its cash accounts, including operating accounts, with Lender; Merchant hereby authorizes Lender to obtain and review any information relating to such accounts.

7.2 Merchant's Representations and Warranties; Additional Covenants. Merchant represents, warrants and covenants in favor of Lender:

(a) That Merchant is fully authorized to enter into this Agreement and to perform hereunder;

(b) That this Agreement constitutes a valid and binding obligation;

(c) That Merchant is solvent and in good standing in the State of Merchant's formation;

(d) That Merchant's Receivables are and will be in the future bona fide and existing obligations of Merchant's Customers arising out of Merchant's sales and goods and/or services, free and clear of all security interests, liens or claims of any kind whatsoever of third parties;

(e) That none of Merchant's Receivables currently or will arise out of any transaction with a subsidiary or affiliate of Merchant or any person or entity under common control with Merchant;

(f) That Merchant has a valid Credit Agreement with each of Merchant's Customers or has identified each Customer with whom Merchant does not have an existing written Credit Agreement;

(g) that Merchant's Receivables and inventory are not subject to any security interest, lien or encumbrance of any kind whatsoever except for the security interest to be granted to Lend hereunder, and that Merchant will not permit them to become so encumbered without Lender's prior written consent;

(h) Merchant will have made delivery of the goods or rendered the services to which the Receivable relates, that the documentation pertaining to the sale is valid and genuine, and that the goods or services have been accepted by the Customer;

(i) Merchant will have preserved and will continue to preserve any liens and any rights to liens available by virtue of the sale of goods or services;

(j) The Customer will not be affiliated with Merchant;

(k) Merchant will have no knowledge of any dispute or potential dispute that might impair the validity of the transaction or the Customer's obligation to pay the related Receivable in accordance with its terms;

(l) Merchant has the right to render the services or to sell the goods creating the Receivable, and will have done so in accordance with any applicable laws; and

(m) Merchant will have paid, or provided for the payment of, all taxes arising from the transaction creating the Receivable

(n) At no time will a particular Customer's Receivables account for more than 20% of all Receivables purchased by Lender from Merchant For purposes of determining compliance with the foregoing limitation, all Receivables of such Customer's subsidiaries and affiliates shall be deemed to be Receivables of such Customer

(o) Merchant has filed and will file all federal, state and local tax returns and reports required by applicable laws, has paid and will pay all taxes, assessments, penalties, interest and any other governmental charges which were, are or will be due and payable, have made and will make adequate provision for the payment of all taxes, assessments, penalties, interest and other governmental charges which have accrued but may not be yet due and payable, has no knowledge and is not aware of any deficiency or additional assessment which may have or has arisen in connection of the foregoing Merchant shall immediately notify Merchant and Lender in writing of any such deficiency or assessment.

7.3 **Lender's Representations and Warranties.** Lender represents and warrants that the services rendered by such party pursuant to the terms of this Agreement will be performed timely and in a professional manner; provided, however, Merchant agrees that Lender will not be responsible for any indirect, special or consequential loss or damage, such as loss of anticipated revenues or other consequential economic loss, in connection with or arising out of a breach of this Agreement In addition, Lender shall not be liable to Merchant for any errors in judgment or mistakes that may be made in good faith when acting as Merchant's attorney-in-fact pursuant to Section 4 4 of this Agreement, nor shall Lender be liable to Merchant for any delay in the performance of its duties hereunder caused by strike, lawsuit, riot, civil disturbance, fire, shortage of supplies or materials or any other cause reasonably beyond its control.

SECTION 8. DEFAULT.

8.1 **Default.** The following events will constitute a Default under the terms of this Agreement:

(a) Merchant fails to pay or to perform any Obligation, covenant or liability (except for those under Section 4 4 hereof) in connection with this Agreement and ten (10) days pass after Lender provides written notice to Merchant of such default, or if Merchant fails to pay any other indebtedness which Merchant may have to Lender under any Related Agreement in accordance with its terms; or

Initials

(b) Merchant fails to pay or to perform any Obligation, covenant or liability under Section 4 4 hereof; or

(c) Merchant is in default of any Obligation, covenant or liability under any Related Agreement and fails to cure such default in accordance with its terms; or

(d) any warranty, representation or statement whenever made by Merchant in connection with this Agreement proves to be false in any material respect when made, or if Merchant fails to disclose that any such warranty, representation or statement has become untrue in any material respect; or

(e) the dissolution or termination of Merchant's corporate existence or, if an individual, Merchant's death; or

(f) Merchant's insolvency under applicable state or federal laws; or

(g) the assignment for the general benefit of Merchant's creditors, the appointment of a receiver or trustee for Merchant's assets, the commencement of any proceeding under any bankruptcy or insolvency law by or against Merchant or any proceeding for the dissolution, liquidation or settlement of claims against Merchant or winding up of Merchant's affairs; or

(h) the termination or withdrawal of any guaranty for Merchant's Obligations delivered to Lender in connection herewith; or

(i) the failure to pay any tax imposed upon Merchant in connection with any transaction creating a Receivable; or

(j) if any judgment against Merchant remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days; or

(k) Merchant discontinues its business as a going concern; or

(l) Lender deems in good faith that the prospect for Merchant's payment or performance of Merchant's Obligations have been impaired; or

(m) the sale, exchange, transfer or other conveyance of (1) fifty percent or more of the then outstanding stock, membership interest or other ownership interest in the Merchant or (B) substantially all the assets of Merchant to a third party; or

(n) the issuance of stock, membership interests or other ownership interest in the Merchant or the merger or consolidation of the Merchant with or into another entity or other reorganization of the Merchant such that **<CLIENT NAME>** does not own at least fifty-one (51%) percent of the combined voting power of the then outstanding stock, membership interest or other ownership interest of the entity surviving from such merger or consolidation

8.2 Effect of Default. Upon the occurrence of any Default, (a) Lender may immediately terminate this Agreement upon written notice of termination to Merchant, at which time all amounts owed to Lender for the services rendered pursuant to this Agreement shall become immediately due and payable, and Lender's obligations with respect to the further performance of services hereunder shall, at its sole option, immediately terminate, or (b) Lender may, at its sole and absolute discretion, waive such Default upon Merchant's payment to Lender of a fee equal to the greater of $1,000 or 1% of the outstanding balance of the Receivables purchased by the Lender hereunder. In addition, Lender may terminate this Agreement in the event Merchant is in default of any of its obligations hereunder and such default remains uncured after ten (10) days of receipt by the defaulting party of a written notice requesting cure of such default.

SECTION 9. APPLICABLE LAW

9.1 This Agreement shall be construed under, governed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof

SECTION 10. GENERAL PROVISIONS.

10.1 Expenses and Attorney's Fees. In the event of any default or dispute between Lender and Merchant arising under this Agreement, the party prevailing in such dispute shall be entitled to recover expenses incurred by that party in enforcing this Agreement, including costs of court and a reasonable attorney's fee

10.2 Non-Waiver. No delay or failure on our part in exercising any right, privilege or option hereunder shall be deemed a waiver of any such right, privilege or option and no waiver, amendment, or modification of any provision of this Agreement shall be valid unless it is in writing and signed by Lender and Merchant

10.3 Severability. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby.

10.4 Headings. The headings herein are for convenience only and shall not define or limit the scope, extent, meaning or intent of this Agreement.

10.5 Notices. All notices contemplated or required by this Agreement shall be deemed to have been duly given when given in writing and hand delivered to the other party, or deposited in the U S Mail, postage prepaid, certified mail, return receipt requested, to the other party's address set forth in this Agreement. Any party may change the address for notice purposes by giving notice in accordance with this Agreement

10.6 Entire Agreement, Construction. This Agreement, together with the Related Agreements, embody the entire agreement between Lender and Merchant with respect to the Program, and Merchant acknowledges that there are no oral statements or representations upon which Merchant is relying in executing this Agreement. In the event of any inconsistency arising between this Agreement and any of the Related Agreements, the agreement applicable to the specific right, duty or obligation of Lender or Merchant shall control to the extent necessary to effect the purpose of this Agreement.

10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.8 Benefit of Agreement; Assignment The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Lender and Merchant and their respective heirs, legal representatives, successors and assigns, except that Merchant shall not have the right to assign its rights or obligations hereunder without the prior written consent of Lender. Lender shall have the absolute right to assign any of their respective rights or obligations hereunder without the prior written consent from any of the parties hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date set forth above.

MARMION INDUSTRIES CORPORATION
MARMION INVESTMENTS, INC.
d/b/a MARMION AIR SERVICE

By: ______________________
Name: Wilbert H. Marmion III
Title: President

State of: Tx
County of: Harris
Wilbert H. Marmion III, President of **Marmion Industries Corporation, Marmion Investments, Inc d/b/a Marmion Air Service** did personally appear before me on this 27 th day of June 2008
Notary Public: Junny Karina Parrales
My Commission Expires: Sept. 18, 2011

JUNNY KARINA PARRALES
Notary Public, State of Texas
My Commission Expires
September 18, 2011

AQUENT, LLC.

By: ______________________
Name: Mark L Keckac
Title: President AFS

Initial: ______